EXHIBIT 10.5

FLEXIBLE PAY SYSTEM AGREEMENT
                                                /INTEGRATED FINANCIAL SYSTEMS, INC.

THIS AGREEMENT is entered into as of the       day of                                                  , by and between Integrated Financial Systems, Inc., a Colorado corporation (“IFS”) and                                                  (the “Hospital”).

RECITALS:

A.      IFS has developed and operates a proprietary, automated system that (i) provides hospitals with account management tools for patient responsibility hospital charges and (ii) provides extended payment plans for the patients and other obligors who incur such charges (the “Flexible Pay” system or the “Program”).

B.      Hospital desires to contract with IFS to implement the Flexible Pay system subject to the terms and conditions hereof.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The defined terms herein shall have the meanings set forth below and in the Financial Addendum attached as Exhibit A hereto.

(1)      “Account” shall mean the amount a Responsible Party owes Hospital arising from the sale or provision of goods and services provided by Hospital and which is (i) not covered by a third party payer, (ii) is incurred pursuant to a Revolving Credit Agreement, (iii) is evidenced by a Hospital Bill, and (iv) satisfies the Account Criteria.

(2)      “Account Criteria” shall mean the criteria set forth on Exhibit B hereto.

(3)      “Additional Advance Amount” shall mean, with respect to any Account, any principal payment received by IFS in excess of the Advance Amount.

(4)      “Advance Amount” shall mean, with respect to each Account, the face amount of such Account multiplied by the Advance Rate.

(5)      “Advance Rate” shall be the amount set forth in Exhibit A hereto.

(6)      “Default Account” shall mean any Account where the equivalent of three (3) or more scheduled payments of principal and/or interest are delinquent (whether or not such scheduled payments are consecutive).

(7)      “Delinquent Account” shall mean any Account where one or more scheduled payments of principal and/or interest have not been received by the tenth (10th) day after the due date thereof and such payments remain outstanding.

(8)      “Disputed Account” shall mean an Account:

(a)	as to which any Responsible Party has sought protection under the federal Bankruptcy Code or any similar state law;

(b)	owed by any Responsible Party who is deceased;

(c)	that has been recalled by Hospital;

(d)	as to which any Responsible Party has threatened or initiated legal action against IFS or Hospital;

(e)	wherein, after reasonable effort, any Responsible Party cannot be located;

(f)	wherein fraud is reasonably suspected;

(g)	that IFS determines to be uncollectible;

(h)	that is determined to qualify for charity or indigent care;

(i)
as to which the Responsible Party disputes the nature, quality, quantity, use or fitness of the services rendered and/or goods sold by Hospital, or alleges that Hospital has breached the terms of the contract of service or sale, or disputes that the contract of service or sale was entered into by the Responsible Party;

(j)	not submitted by Hospital for Settlement; and

(k)	arising from use of an IFS issued Hospital Revolving Credit Card that is not a Valid Hospital Revolving Credit Card.

(9)      “Financial Institution” shall mean one or more persons or entities that provide financing to IFS to fund its obligations hereunder. IFS shall notify Hospital pursuant to Exhibit G hereto of any assignment of this Agreement to a Financial Institution.

(10)      “Financing Request” shall mean the form attached hereto as Exhibit C.

(11)      “Hospital Bill” shall mean the invoice or other evidence of the transaction between Hospital and the Responsible Party, which is to be financed by IFS pursuant to the Revolving Credit Agreement with such Responsible Party.

(12)      “Net Proceeds” shall mean the Advance Amount minus the Transaction Fee, Service Fee and Software Fee.

(13)      “Purchase Account” shall mean an Account that is subject to purchase by Hospital pursuant to Article IV hereof.

(14)      “Purchase Event” shall occur with respect to any Account when such Account becomes:

(a)	a Default Account; or

(b)	a Disputed Account.

(15)      “Purchase Interest Amount” shall mean, with respect to a Purchase Account, an amount equal to interest on the unpaid principal amount of such account at the Purchase Interest Rate from the time such account becomes a Delinquent Account to the purchase of such Account by Hospital.

(16)      “Purchase Interest Rate” shall mean the per annum rate of interest set forth in Exhibit A hereto, which is the interest rate payable by Hospital with respect to any Purchase Account.

(17)      “Purchase Notice” shall mean the form attached hereto as Exhibit D.

(18)      “Purchase Price” shall mean, with respect to any Account, the Advance Amount minus any principal payments received in respect of such Account, plus the Purchase Interest Amount, minus the amount of any Service Fee refund available under subsection (4) of Article IV.

(19)      “Responsible Party” shall mean the person or entity (who may or may not be the patient) that (i) is the obligor with respect to an Account, (ii) has executed a Revolving Credit Agreement and (iii) has executed a Hospital Bill evidencing the amount owed to Hospital with respect to such Account.

(20)      “Revolving Credit Agreement” shall mean the documentation utilized by IFS for origination of Accounts. All such documentation shall be in a form prepared by IFS.

(21)      “Service Fee” shall mean the amount set forth in Exhibit A hereto, which is the amount charged by IFS to Hospital for the Servicing Procedures performed on an Account by IFS.

(22)      “Servicing Procedures” shall mean the procedures identified on Exhibit E hereto.

(23)      “Settlement Date” shall mean the second and fourth Fridays of each month while this Agreement is in effect, unless such day is a holiday or day upon which banks are not required to be open in Denver, Colorado, in which event the Settlement Date shall be the next day on which banks are required to be open.

(24)      “Software Fees” shall mean the amount set forth in Exhibit A hereto, which is the amount charged by IFS to the hospital for the monthly use of the FlexPay system hosted by IFS. Such fee shall be fully earned and non-refundable upon payment.

(25)      “Termination Event” shall mean:

(a)	termination by either party under Article IX hereof;

(b)	termination by either party under Article X by reason of a default by the other party after expiration of the notice and grace periods provided therein.

(26)      “Termination Notice” shall mean the form attached hereto as Exhibit F.

(27)      “Transaction Fee” shall mean the amount set forth in Exhibit A hereto, which is the amount charged by IFS to Hospital concurrently with the establishing of an Account by IFS. Such fee shall be fully earned and non-refundable upon payment.

(28)      “Valid Hospital Revolving Credit Card” shall mean a revolving credit card issued by IFS to the Responsible Party which has not expired and as to which Hospital has not received written notice that it is invalid or otherwise unusable.

ARTICLE II

USE OF FLEXIBLE PAY SYSTEM

During the term of this Agreement and subject to the terms hereof, IFS agrees to allow the Hospital to use on a monthly basis the Flexible Pay system hosted by IFS. The Hospital agrees to pay IFS a monthly Software Fee for the monthly use of the Flexible Pay system equal to the amount specified in Exhibit A. Such fee shall be fully earned and non-refundable upon payment.

ARTICLE III

SETTLEMENT OF ACCOUNTS

(1)      Commitment. Subject to the terms hereof, IFS agrees to make the Flexible Pay system available to Hospital on a monthly basis and to enable its patients to pay for goods and services provided by Hospital, which shall conform to the Account Criteria.

(2)      Processing Procedure. On the Friday prior to the next applicable Settlement Date, Hospital shall submit a Financing Request Form attached hereto as Exhibit C. The Form shall include a listing of all Accounts evidenced by Hospital Bills executed and delivered by Responsible Parties which the Hospital wants financed under the Flexible Pay system. Upon receiving a Financing Request, IFS shall, subject to Hospital’s compliance with Article III, wire transfer the Net Proceeds to the designated bank account of Hospital on the applicable Settlement Date.

(3)      Advance Amount. As consideration for the transfer of a Hospital Bill to IFS, IFS shall pay to Hospital:

 (a) on the next applicable Settlement Date, an amount equal to the Net Proceeds; and

 (b) on the next applicable Settlement Date, an amount equal to the Additional Advance Amount, if any, with respect to amounts collected up to the Friday immediately preceding such Settlement Date.

IFS shall have the right to offset amounts payable to Hospital against amounts owed by Hospital to IFS.

(4)      Confirmation. Upon payment to Hospital of the Net Proceeds, Hospital shall be deemed to have granted, transferred and assigned the relevant Hospital Bills to IFS, at which time ownership thereto shall pass to IFS. Upon funding of the Advance Amount, IFS shall deliver to Hospital an Advance Confirmation on its standard form. As consideration for the assignment of a Hospital Bill to IFS, the Hospital will pay IFS the Transaction Fee.

ARTICLE IV

RESPONSIBILITIES OF HOSPITAL

(1)      Credit Approval; Documentation. Hospital shall have the sole right and responsibility to accept or reject a patient’s use of the Program. All Hospital Bills submitted to IFS for financing shall satisfy the Account Criteria and shall be subject to the terms of this Agreement. Unless agreed to in writing by IFS, I-hospital shall only allow payment pursuant to the Program from a Responsible Party who has executed a Revolving Credit Agreement. With respect to each Responsible Party seeking to utilize the Program who has not previously executed and delivered a Revolving Credit

Agreement, Hospital shall obtain from such Responsible Party a signed copy of such agreement before authorizing payment of the Hospital Bill through the Program and shall deliver a completed copy of such agreement to the Responsible Party. Hospital shall certify on the Financing Request that each Responsible Party listed on the Form has signed and received a copy of the Revolving Credit Agreement prior to or at the time the Responsible Party is enrolled in the Program. Evidence of the Responsible Party’s agreement to the terms of the Revolving Credit Agreement shall be submitted to IFS upon request. The presentation by the Responsible Party to Hospital of a Valid Hospital Revolving Credit Card shall be conclusive evidence that he or she has previously executed a Revolving Credit Agreement.

(2)      Billing and Collection. For all Accounts financed by IFS, all payments by Responsible Parties shall be made as directed by IFS. IFS shall have the right to modify or extend the terms of any and all Accounts it finances under this Agreement. Except as provided in Article VII, Hospital shall not negotiate with or collect any amounts in regard to the Accounts financed by IFS hereunder. In the event Hospital receives any payment due on an Account financed by IFS, Hospital shall immediately forward it to IFS. Prior to the purchase of an Account by Hospital pursuant to a Purchase Event or Termination Event, IFS shall have the right to demand and collect all amounts due under such Account.

(3)      Compliance with Applicable Law. Hospital shall submit to IFS only Hospital Bills that arise from goods and services actually provided by Hospital to the patient and for which Hospital may submit a bill under applicable laws and regulations.

(4)      No Surcharges or Fees. Hospital shall not assess to the patient or any Responsible Party a surcharge or any other extra fee or charge on any Hospital Bill submitted to IFS for financing.

(5)      Access to Information. Throughout the term of this Agreement, Hospital shall promptly furnish to IFS all non-clinical patient information reasonably requested by IFS. Upon reasonable notice, IFS and its representatives shall have the right to audit Hospital records during business hours with respect to the Accounts.

ARTICLE V

HOSPITAL’S UNCONDITIONAL OBLIGATION TO PURCHASE ACCOUNTS

(1)      Purchase By Hospital. Hospital hereby unconditionally and irrevocably agrees to purchase each Account as to which a Purchase Event has occurred (each, a “Purchase Account”). If a Purchase Event occurs, IFS shall submit a Purchase Notice to Hospital on or before the Friday immediately preceding the next applicable Settlement Date. Hospital shall wire transfer the Purchase Price for such Purchase Accounts on such Settlement Date to the designated bank account of IFS. Upon payment of the Purchase Price, ownership of the applicable Purchase Accounts shall pass to Hospital free of any claim of IFS or a Financial Institution.

(2)      Unconditional Obligation. Hospital’s obligation to purchase an Account and to pay IFS or any Financial Institution therefore is continuing, absolute and unconditional and without right of setoff; is irrespective of the value, validity or enforceability of a Revolving Credit Agreement, Hospital Bill or Account; and is irrespective of act, omission, bankruptcy, failure to perform, failure to service, or other default on the part of IFS. Hospital hereby waives and agrees not to assert any defenses it may have, under suretyship law or otherwise, to its obligation to purchase an Account including, without limitation: any defense related to fraud or misrepresentation; any amendment, modification, supplement or extension of the time of payment with respect to a Hospital Bill or Revolving Credit Agreement; the exercise, non-exercise or delay in exercising any right, remedy, power or privilege under a Revolving Credit Agreement; any right to require presentment, protest, demand or notice of any kind; and any defense arising out of the bankruptcy, death or incompetency of a Responsible Party or other obligor. Hospital waives and agrees never to assert any defenses of a Responsible Party or other obligor to avoid, reduce, limit or negate in any way Hospital’s obligation to purchase the Account.

(3)      Purchase of All Accounts. Upon a Termination Event, Hospital unconditionally and irrevocably agrees, in accordance with subsection (2), above, to purchase all Accounts financed by IFS under this Agreement. In such event, IFS or any Financial Institution to which IFS has assigned an interest in this Agreement shall transmit a completed Termination Notice to Hospital and Hospital shall have thirty (30) days after receipt of the Termination Notice to wire transfer the Purchase Price to the designated bank account of IFS for all of the Accounts shown on the Termination Notice.

(4)      Refund of Service Fee. Upon the purchase of an Account by Hospital pursuant to this Article IV, Hospital shall be entitled to a refund in an amount equal to the unearned portion of the Service Fee that was paid by Hospital in connection with the financing of the Account by IFS. For purposes of this subsection (4), a Service Fee shall be treated as “unearned” in the same proportion as the ratio of (i) the unpaid balance of the Account to (ii) the original principal balance of the Account when financed by IFS. Any Service Fee refund with respect to an Account shall be paid by deducting the refund amount from the Purchase Price of the Account. Notwithstanding the foregoing, Hospital shall not be entitled to any refund with respect to an Account if the purchase of the Account results from (A) a termination of this Agreement by Hospital pursuant to Article IX hereof, or (B) a termination of this Agreement resulting from a Default by Hospital pursuant to Article X hereof.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF HOSPITAL

The following representations and warranties of Hospital shall be true and correct as of the date hereof and throughout the term of this Agreement:

(1)      Corporate Organization; Authority. Hospital is a                           duly organized, solvent, validly existing and in good standing under the laws of                                       . Hospital has all necessary                                power and authority to enter into and execute this Agreement and to perform and consummate the transactions contemplated hereby. This Agreement is a legally enforceable, valid and binding obligation of Hospital. The execution and delivery of this Agreement does not and will not conflict with or violate the articles of incorporation or bylaws of Hospital nor will it result in violation of any law, ordinance, regulation, court order or decree, or the terms of any other contract, agreement or financing covenant applicable to Hospital.

(2)      Account Compliance. All Accounts submitted to IFS for financing shall arise from goods and services actually provided by Hospital to the patient and for which Hospital may submit a bill under applicable laws and regulations. All Hospital Bills submitted to IFS hereunder have been and shall be originated in compliance with all applicable laws and regulations, duly executed by the parties thereto, valid and enforceable in accordance with their terms and free from all liens, encumbrances or rights of offset or counterclaim. Each Hospital Bill satisfies all of the Account Criteria set forth on Exhibit B and is in an unpaid amount equal to or in excess of the amount set forth on the related Advance Request. Each request for financing shall be evidenced by a complete and accurate Hospital Bill executed by the Responsible Party and assigned to IFS. Hospital shall have obtained from the Responsible Party an executed Revolving Credit Agreement at or prior to the first Hospital Bill assigned to IFS hereunder.

(3)      Consent and Approvals. No consent of any entity or person is required in connection with the execution and delivery of this Agreement by Hospital or for the performance consummation of the transactions contemplated herein. Each Financing Request hereunder shall be deemed a restatement of Hospital’s representations and warranties hereunder.

(4)      Financial Statements. Hospital has delivered to IFS copies of Hospital’s audited, consolidated financial statements for the most recent fiscal year and unaudited consolidated financial statements for the most recent fiscal quarter, all of which are complete, correct and accurate in all material respects as of their respective dates. Within forty-five (45) days after the end of each of its fiscal quarters, Hospital shall deliver to IFS a copy of its unaudited financial statements for such quarter. Within ninety (90) days after the end of each of its fiscal years, Hospital shall deliver to IFS a copy of its audited, consolidated and consolidating financial statements. All such financial statements are or shall be correct and complete and present fairly the financial position of Hospital and the results of operations for Hospital. All such financial statements shall have been prepared in accordance with generally accepted accounting principles consistently maintained and applied throughout the periods indicated.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF IFS

The following representation and warranties of IFS shall be true and correct as of the date hereof and throughout the term of this Agreement:

(1)      Corporate Organization; Authority. IFS is a corporation duly organized, solvent, validly existing and in good standing under the laws of the State of Colorado. IFS has all necessary corporate power and authority to enter into and execute this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legally enforceable, valid and binding obligation of IFS. The execution and delivery of this Agreement does not and shall not conflict with or violate the articles of incorporation or bylaws of IFS.

(2)      Consents and Approvals. No consent of any entity or person is required in connection with the execution and delivery of this Agreement by IFS or for the consummation of the transactions contemplated herein, including, without limitation, consents from parties to loans, contracts, leases or other agreements to which IFS is a party.

ARTICLE VIII

SERVICING

(1)      Servicing. IFS shall use commercially reasonable efforts to collect each Account. IFS shall service the Accounts in accordance with good industry standards and the Servicing Procedures. IFS shall (i) comply with all applicable federal, state and local laws and regulations and (ii) maintain all necessary state and federal licenses.

(2)      Application of Payments. IFS shall apply all payments received from the Responsible Party with respect to an Account in the following order of priority: (i) to any unpaid fees and late charges due and owing with respect to such Account, (ii) to accrued and unpaid interest, and (iii) to the outstanding principal balance of the Account. All interest, fees, late charges, and other amounts paid under the Accounts during the term of IFS’ ownership shall be the sole property of IFS and fully earned upon receipt.

(3)      Account Status Report. On each Settlement Date, IFS shall provide an Account status report to Hospital. The report will summarize the status of each account as of the previous Friday.

(4)      Compromise. IFS shall endeavor to settle, compromise or adjust any Account in accordance with the written request of Hospital. IFS shall retain, as fully earned, the Service Fee on the amount of such adjustment, compromise or reduction. IFS may not settle, compromise or adjust any Account without the prior approval of Hospital.

(5)      Access to Information. Throughout the term of this Agreement, IFS shall provide to Hospital such information regarding the Accounts as Hospital may reasonably request. Upon reasonable notice, Hospital and its representatives shall have the right to audit IFS records with respect to Accounts during business hours.

(6)      Set-Up and Installation Fee. Hospital shall pay to IFS a Set-Up and Installation Fee in the amount set forth in Exhibit A in consideration for IFS’ initial implementation of the Flexible Pay system. Such fee shall be fully earned and non-refundable upon payment.

ARTICLE IX

SECURITY INTEREST

Hospital hereby grants and pledges to IFS a first priority security interest in the Accounts and all payments and proceeds thereof as security for the performance by Hospital of its obligations hereunder, and agrees not to create or suffer to exist any lien or security interest of any party other than IFS in any such Accounts. In this regard, IFS shall be authorized to take such action as it deems necessary to perfect the foregoing security interest including, without limitation, the filing of a financing statement with respect to the Accounts. In the event of a default hereunder, IFS shall have all rights and remedies granted to a secured party under the Colorado Uniform Commercial Code.

ARTICLE

TERMINATION

Either party or any Financial Institution to which IFS has assigned an interest in this Agreement shall have the right to terminate this Agreement upon thirty (30) days prior written notice to the other party and any such Financial Institution. Upon such notice of termination, IFS shall have no further obligation to finance Accounts. Hospital shall be obligated to purchase all of the Accounts following receipt of a Termination Notice as provided in Article IV.

ARTICLE XI

DEFAULT

(1)      Event of Default. The following events shall constitute a default (a “Default”) under the terms of this Agreement: (a) the failure to pay or perform any obligation, covenant or liability in connection with this Agreement within ten (10) days after the date that written notice thereof is given by one party to the other; (b) any warranty, representation or statement whenever made in connection with this Agreement proves to be false in any material respect when made or becomes untrue in any material respect; (c) dissolution of either party; (d) insolvency of either party; (e) the assignment for the general benefit of a party’s creditors, the appointment of a receiver or trustee for the assets of a party, the commencement by or against a party of any proceeding under any bankruptcy or insolvency laws or for the dissolution or liquidation, settlement of claims against or winding up of its affairs; (f) the termination or withdrawal of any guarantee for Hospital’s obligations; (g) default by Hospital on any bonds or other material indebtedness of any kind; (h) Hospital’s bond rating falls below investment grade; (i) Hospital’s loss of Medicare or Medicaid provider number; (j) a party discontinues its business as a going concern; or (k) IFS, in good faith, deems the prospects of Hospital’s payment or the performance of its obligation to have been jeopardized.

(2)      Effect of Default. Upon the occurrence of any Default, in addition to any rights either party has under this Agreement or applicable law, the nondefaulting party may immediately declare a Termination Event and terminate this Agreement by delivering a Termination Notice, at which time IFS shall have no further obligation to finance Accounts, all obligations of either party to the other shall immediately become due and payable without further notice, and Hospital shall be obligated to purchase all of the Accounts in accordance with Article IV hereof.

(3)      Late Charge. In addition to the payment of the Purchase Price, Hospital shall pay a late charge to IFS at the rate of one and one-half percent (1-1/2%) per month on any amounts Hospital owes to IFS which are not paid when due.

ARTICLE XII

Hospital agrees to defend, indemnify and hold IFS, its agents and employees harmless from and against any and all claims, counterclaims, liabilities, losses, damages, court costs, attorneys’ fees and other expenses arising from the origination of any Account financed hereunder and the collection activities performed by Hospital, its agents or employees with respect to any Accounts. IFS agrees to defend, indemnify and hold Hospital, and its agents and employees harmless from and against any and all claims, counterclaims, liabilities, losses, damages, court costs, attorneys’ fees and other expenses arising out of the failure of IFS to collect Accounts in conformity with applicable laws and regulations.

ARTICLE XIII

NON-SOLICITATION

During the term of this Agreement and for one (1) year after the date of termination of this Agreement (the “Restrictive Period”) Hospital shall not directly or indirectly attempt to solicit or conduct business with any person or entity that is a client, customer or active prospect of IFS at the time of termination of this Agreement for the purpose of providing services that are competitive with the services provided by IFS under this Agreement. The terms “client,” “customer” and “active prospect” include, but are not limited to, any person or entity solicited or contacted by IFS or any person or entity to which services have been rendered by IFS directly or indirectly during the two (2) years preceding termination. Hospital acknowledges its duty, both by contract and common law, neither to interfere with contractual relationships nor to use proprietary and confidential information about customers or clients of IFS for the advantage of any person or entity other than IFS.

The covenants of Hospital contained in this Article XII shall be independent of any other provision in this Agreement; and the existence of any claim or cause of action by Hospital against IFS shall not constitute a defense to the enforcement by IFS of such covenants. Hospital understands that the covenants contained in this Article XII are essential elements of this Agreement, in the absence of which IFS would not have agreed to disclose confidential information and provide access to key employees and contractors as contemplated herein. Hospital further agrees and acknowledges that this Agreement (i) is reasonable as to length of time, scope and geographic area for purposes of protecting the commercial advantages enjoyed by IFS, (ii) does not impose a greater restraint than is necessary to protect the goodwill or business interests of IFS and (iii) is adequately paid for by the consideration to Hospital under this Agreement. Hospital and IFS also agree that a court shall have authority to modify any provision of this covenant in accordance with the court’s determination as to reasonableness or scope of application and, consistent with this Article XII, this Agreement shall remain enforceable as modified or amended in the jurisdiction where this Agreement is so modified or amended.

ARTICLE XIV

NONDISCLOSURE OF PROPRIETARY CONFIDENTIAL INFORMATION

Each party acknowledges that, during the term of this Agreement, a party may obtain special training and shall have access to and become familiar with various trade secrets and confidential information of the other party including, but not limited to, the terms of this Agreement, methods of operation, techniques, designs, processes, technologies, compilations of information, past, present and prospective customer lists, and records and specifications that are owned by and commercially beneficial to a party, including any compilation of various trade secrets or data derived from such information (collectively, the “Proprietary Information”). The Proprietary Information does not include information that is or becomes part of the public domain. If a party is required by law to disclose Proprietary Information, the disclosing party shall notify the non-disclosing party, in writing, of the nature of such disclosure and the Proprietary Information to be disclosed, as soon as is possible and/or practical, to permit the nondisclosing party the opportunity to contest or limit such disclosure.

Each party agrees that it shall not disclose to any person or entity, either during the term of this Agreement or after termination of this Agreement for any reason, any Proprietary Information of the other party, except as may be necessary for the enforcement of this Agreement. Similarly, a party shall not use such information for the benefit of any person or entity other than the disclosing party at any time. Notwithstanding the foregoing, the parties agree that disclosure of Proprietary Information to a Financial Institution pursuant to IFS’ obligations to such Financial Institution shall be permitted. Each party acknowledges that this covenant of nondisclosure is an integral term of this Agreement and is given in consideration of the other party’s performance of this Agreement.

ARTICLE X V

MISCELLANEOUS

(1)      Attorneys Fees; Miscellaneous. In the event of litigation to enforce this Agreement, the prevailing party shall be awarded its reasonable attorneys fees, costs and expenses. No delay or failure on the part of either party in exercising any right, privilege, or option hereunder shall operate as a waiver of such or of any other right, privilege, or option. No waiver, amendment or modification of any provision of this Agreement shall be valid unless in writing signed by IFS and Hospital and then only to the extent therein stated. The headings herein are for convenience only, and shall not define or limit the scope, extent, meaning or intent to this Agreement. This Agreement and its Exhibits embody the entire agreement between IFS and Hospital as to the subject matter hereof.

(2)      Notice; Wire Transfers. All notices hereunder shall be in writing and shall be given by personal delivery, certified mail, return receipt requested, facsimile or nationally recognized overnight courier service to the address shown on the signature page. Notices shall be deemed given when received. All transfers of funds hereunder shall be by wire transfer to the accounts identified on the signature page.

(3)      Assignability. This Agreement is not assignable by Hospital without the prior written consent of IFS. IFS may assign this Agreement or the administration or servicing hereof without the prior consent of Hospital. IFS is expressly authorized to assign this Agreement and any Accounts subject to this Agreement to an affiliate of IFS or to a Financial Institution, which assignee shall inure to the benefits provided to IFS under this Agreement and such Accounts and who shall be a third party beneficiary under this Agreement with respect to such Accounts.

(4)      Severability. If any part of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.

(5)      Injunctive Relief. Hospital agrees that a breach or threatened breach, based on reasonable and good faith evidence of a breach on Hospital’s part, of any covenant contained in Articles XI or XII shall cause irreparable damage to IFS. For that reason, Hospital further agrees that IFS shall be entitled to an injunction from any court of competent jurisdiction, restraining any further violation of any of such covenants by Hospital, Hospital’s future contract partners, contractors; business partners, agents or any person or entity related, directly or indirectly, to Hospital. Such right is in addition to all other remedies IFS may have under this Agreement, at law or otherwise.

(6)      Survival. The terms and provisions of Articles IV, XI, XII, XIII and XIV shall survive any termination of this Agreement.

(7)      Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, construed and enforced according to the laws of the State of Colorado without giving consideration to any Colorado rule of law that would apply the law of another state. The parties agree that any legal action or other proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought in any state court located in Arapahoe County, Colorado or any federal court located in the City and County of Denver, Colorado. Each party irrevocably consents and submits to the jurisdiction of such courts in connection with any such legal proceeding and agrees not to assert that the venue of any such proceeding is improper.

[Signatures on following page]

IN WITNESS WHEREOF, Hospital and IFS have caused this Agreement to be executed by their authorized officers, on the date first above written.

INTEGRATED FINANCIAL SYSTEMS, INC.

By:	By:

John Herbers

Address:	Address:

7807 E. Peakview Avenue, Suite 300 Greenwood Village, CO 80111

Attn: Chief Executive Officer	Attn:
Telephone: (303) 290-0700	Telephone: ( )
Facsimile: (303) 290-0458	Facsimile: ( )
Email: jherbers @medflexpay.com	Email:
Wire Instructions	Wire Instructions

EXHIBIT A

FINANCIAL ADDENDUM

Advance Rate		%
Transaction Fee		% of the principal amount of the Account
Service Fee	-	% of the principal amount of the Account
Software Fee		% of the principal amount of the Account
Purchase Interest Rate	-	% per annum
Set-Up and Installation Fee	-	$-0-

Example 1: Purchase of Account (no principal payment)

Face Amount of Account		$1,000.00
Advance Rate		80%
Advance Rate Amount		800.00
Less: Transaction Fee		(.00)
Service Fee		(.00)
Software Fee		(.00)
Net Proceeds Paid to Hospital
Unpaid Principal Balance at Default
Plus: Purchase Interest* (assuming 90 days)
Less: Service Fee Credit

Repurchase Price	$

* 8% per annum, 360 day year

Example 2: Purchase of Account ($500 principal payment)

Face Amount of Account		$1000.00
Advance Rate		80%
Advance Rate Amount		800.00
Less: Transaction Fee		(.00)
Service Fee		(.00)
Software Fee		(.00)
Net Proceeds Paid to Hospital
Principal Payments		(500.00)

Unpaid Principal Balance at Default		500.00
Plus: Purchase Interest’s (assuming 90 days)		50.00
Less: Service Fee Credit

RePurchase Price	$

8% per annum, 360 day year

EXHIBIT B

ACCOUNT CRITERIA

With respect to any Account, “Account Criteria” means that the following conditions are satisfied with respect to such Account and that the Hospital is in possession of a fully completed Revolving Credit Agreement and Hospital Bill executed by the Responsible Party with respect to each Account.

(l)      The Account satisfies the following conditions:

(a) the Responsible Party has not claimed any offset, disputed the Account, asserted any claim against the Hospital, asserted any defense to payment of the obligation, retained legal counsel with respect to the Account, threatened or initiated legal action against IFS or the Hospital;

(b) the Account has been earned by the final delivery of goods or the rendition of services by the Hospital;

(c) the Responsible Party (i) has a permanent address in the United States, (ii) is not deceased, and (iii) has provided to the Hospital up-to-date and accurate contact and billing information;

(d) the Account is owed by a Responsible Party who is solvent and not the subject of any bankruptcy proceedings;

(e) the Account is not subject to any lien, security interest or claim in favor of any person or entity other than IFS;

(f) the Account has not been extended, restructured, amended or modified;

(g) no fraud has occurred with respect to the Account;

(h) the Account was originated not more than 60 days prior to the date of Service.

EXHIBIT C

FORM OF FINANCING REQUEST

                                   -           , 20

          Integrated Financial Systems, Inc.
          7807 East Peakview Avenue, 3rd Floor
          Englewood, Colorado 80111

Re:	Patient Account Agreement, dated as of , 20 (the “Agreement”), by and between Integrated Financial Systems, Inc. (“IFS”) and (the “Hospital”)

Ladies and Gentlemen:

Pursuant to Article II of the Agreement, the Hospital hereby requests that IFS finance the Accounts listed on Schedule 1 to this Financing Request (the “Scheduled Accounts”).

The Hospital hereby certifies to IFS that: (i) the representations and warranties of the Hospital set forth in the Agreement are true and correct as of the date hereof, and (ii) each Scheduled Account satisfies the Account Criteria as set forth in Exhibit B to the Agreement.

Very truly yours,

By:

Name:

Its:

EXHIBIT D

FORM OF ACCOUNT RETURN NOTICE

                                         , 20

[HOSPITAL]

Re:	Patient Account Agreement, dated as of February , 20 (the “Agreement”), by and between Integrated Financial Systems, Inc. (“IFS”) and (the “Hospital”)

Ladies and Gentlemen:

Pursuant to Article IV of the Agreement, IFS hereby gives notice that a Return Event has occurred with respect to the Accounts listed on Schedule 1.

Very truly yours,

INTEGRATED FINANCIAL SYSTEMS, INC.

By:

Name:

Its:

EXHIBIT E

SERVICING PROCEDURES

This Exhibit E sets forth the “Servicing Procedures” applicable to the Patient Account Agreement, dated as of                                , 20      (the “Agreement”), by and between Integrated Financial Systems, Inc. (“MS”) and                                                       (the “Hospital”). The provisions set forth herein are in addition to the provisions relating to servicing set forth in the Agreement and are not intended to alter or amend the terms and conditions of the Agreement. Capitalized terms not defined herein shall have the same meanings given those terms in the Agreement.

(1)      IFS shall proceed diligently to collect all payments called for under the terms and provisions of the Accounts.

(2)      IFS shall service and administer the Accounts in accordance with the terms of the Agreement

(3)      Subject to the Agreement and the Servicing Procedures set forth herein, IFS shall have full power and authority to do or cause to be done any and all things in connection with the servicing and administration of the Accounts as IFS deems necessary or desirable.

(4)      IFS shall service and administer the Accounts in accordance with applicable state and federal law and shall maintain all necessary state and federal licenses.

(5)      The Hospital shall furnish to IFS such powers of attorney and other documents necessary or appropriate to enable IFS to carry out its administrative and servicing duties hereunder and under the Agreement.

(6)      Following the occurrence of a default or event of default with respect to an Account, if IFS determines that a negotiated settlement, compromise or adjustment in the amount owed by the Responsible Party is reasonably likely to produce a greater recovery of such Account, IFS shall so advise the Hospital. IFS may not settle, compromise or adjust an Account without the prior written approval of Hospital.

(7)      IFS will maintain the Hospital’s access to the automated Flexible PayTM system with telephonic support Monday through Friday from 8:00 AM to 5:00 PM, and email support for all hours and days not specified.

(8)      IFS will design and implement for the benefit of the Hospital a Revolving Credit Card program following the Hospital’s final acceptance of the Revolving Credit Card program design.

(9)      IFS will assign a named account executive who will be onsite to serve the Hospital’s needs once per month, or more or less frequently as requested by the Hospital.

(10)      IFS will provide benchmark, performance and other management reports to designated Hospital executives and managers at such times and in such manner as may be agreed upon from time to time.

EXHIBIT F-1

FORM OF TERMINATION NOTICE

                               , 20

[HOSPITAL]

Re:	Patient Account Agreement, dated as of , 20 (the “Agreement”), by and between Integrated Financial Systems, Inc. (“IFS”) and (the “Hospital”)

Ladies and Gentlemen:

Pursuant to subsection (3) of Article IV of the Agreement, IFS hereby notifies the Hospital that a Termination Event has occurred under the Agreement and, accordingly, IFS hereby demands that the Hospital purchase all of the Accounts under the Agreement owned by IFS, which Accounts are listed on Schedule I to this Return Notice (the “Termination Accounts”). The applicable Termination Event is as follows:

☐
IFS or any Financial Institution to which IFS has assigned an interest in the Agreement has given Hospital thirty (30) days written notice of its election to terminate the Agreement in accordance with Article IX of the Agreement; or

☐	a default by Hospital has occurred under Article X of the Agreement and any applicable notice and cure periods set forth therein have expired.

In accordance with Article VIII of this Agreement, as of the date of this Termination Notice, IFS assigns all Accounts to Hospital. IFS shall have no further obligation or commitment to finance Accounts under the Agreement and Hospital shall be solely responsible for processing billing, collecting and terminating such Accounts.

Very truly yours,

EXHIBIT F-2

FORM OF TERMINATION NOTICE

                                                 , 20

Integrated Financial Systems, Inc.
7807 East Peakview Avenue, 3rd Floor
Englewood, CO 80111

Re:	Patient Account Agreement, dated as of , 20 (the “Agreement”), by and between Integrated Financial Systems, Inc. (“IFS”) and (the “Hospital”)

Ladies and Gentlemen:

Pursuant to subsection (3) of Article IV of the Agreement, Hospital hereby notifies IFS that a Termination Event has occurred under the Agreement and, accordingly, Hospital hereby demands that IFS assign all of the Accounts under the Agreement owned by IFS, which Accounts are listed on Schedule I to this Return Notice (the “Termination Accounts”). The applicable Termination Event is as follows:

☐
Hospital has given IFS and any Financial Institution to which IFS has assigned an interest in the Agreement thirty (30) days written notice of its election to terminate the Agreement in accordance with Article IX of the Agreement; or

☐	a default by IFS has occurred under Article X of the Agreement and any applicable notice and cure periods set forth therein have expired.

In accordance with Article VIII of this Agreement, as of the date of this Termination Notice, IFS assigns all Accounts to Hospital. IFS shall have no further obligation or commitment to finance Accounts under the Agreement and Hospital shall be solely responsible for processing billing, collecting and terminating such Accounts.

Very truly yours,

EXHIBIT G

FORM OF NOTICE OF ASSIGNMENT
TO FINANCIAL INSTITUTION

                                                      , 20

[HOSPITAL]

Re:	Patient Account Purchase Agreement, dated as of , 20 (the “Agreement”), by and between Integrated Financial Systems, Inc. (“IFS”) and (the “Hospital”)

Ladies and Gentlemen:

Be advised that IFS has assigned its interest in the Agreement to [Financial Institution]. In this regard, [Financial Institution] is a third party beneficiary of the Agreement pursuant to subsection (3) of Article XIV of the Agreement.

Additionally, all funds to be paid by the Hospital to IFS pursuant to the Agreement shall be wired transferred to:

[Financial Institution]
ABA No. Account No.
for the account of Integrated Financial Systems, Inc.

Very truly yours,

INTEGRATED FINANCIAL SYSTEMS, INC.

By:

Name:

Its:

ACKNOWLEDGED AND AGREED TO:

[HOSPITAL]

By:
Name:
Its: